UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2015, we held our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at the San Diego Marriott Del Mar Hotel, 11966 El Camino Real, San Diego, California 92130. The final voting results on the matters presented at the Annual Meeting were as follows:

Proposal 1: To elect to the Board of Directors the six (6) director nominees named in the accompanying proxy statement to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified.

Directors	For	Withheld	Broker Non-Vote
Stephen G. Austin	7,230,469	115,521	-
Mark L. Baum	7,333,451	12,539	-
Robert J. Kammer	7,334,899	11,091	-
Richard L. Lindstrom	7,211,857	134,133	-
William H. Nelson	6,633,316	712,674	-
Anthony J. Principi	7,334,899	11,091

Proposal 2: To ratify the selection of KMJ Corbin and Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Vote
7,177,135	64,225	104,630	-

Proposal 3: To approval, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
7,032,110	156,096	157,784	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: June 15, 2016	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer